Exhibit 99.1

THE GOODYEAR TIRE & RUBBER COMPANY

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Introduction

On February 3, 2025, The Goodyear Tire & Rubber Company (“Goodyear” or the “Company”) completed the sale of its off-the-road (“OTR”) tire business to The Yokohama Rubber Company, Limited (“Yokohama”) pursuant to the terms of the Share and Asset Purchase Agreement (as amended or otherwise modified in accordance with its terms to date, the “Agreement”) dated as of July 22, 2024. The sale of the OTR tire business includes 100% of the equity of the Nippon Giant Tire Kabushiki Kaisha (also known as Nippon Giant Tire Co. Ltd.) (“NGT”) entity in Japan and the Goodyear Earthmover Pty Ltd. (“GEM”) entity in Australia as well as certain assets and liabilities of the OTR tire business (primarily consisting of production and research and development assets and finished goods inventory) that are located in various countries in each of Goodyear’s strategic business units. Pursuant to the Agreement, Yokohama acquired the Company’s OTR tire business for a purchase price of approximately $905 million in cash, subject to customary adjustments set forth in the Agreement. Goodyear intends to use the cash proceeds to retire indebtedness and for other general corporate purposes. In conjunction with the sale of the OTR tire business, the Company has entered into a product supply agreement (“PSA”) with Yokohama for the production of certain OTR tires currently manufactured by Goodyear in locations that are not being conveyed as part of the sale of the OTR tire business (“PSA Sites”). The Company has deferred approximately $95 million of the purchase price as a prepayment of revenue that is expected to be earned over the term of the PSA as the PSA specifies the selling price to Yokohama is at cost. The PSA requires Goodyear to manufacture OTR tires at the PSA Sites for up to five years, with an option to extend for an additional two years. The Company has also entered into a trademark license agreement (“License”) with Yokohama for the use of the Goodyear name with respect to OTR products for an initial period of ten years. The Company has deferred $90 million of the purchase price for the License.

Since entering into the Agreement on July 22, 2024, Goodyear has classified the assets and liabilities of the OTR tire business as held for sale, which have been measured at carrying value as the Company expects to report a net gain on the transaction. The combined results of operations of the OTR tire business will no longer be included in Goodyear’s consolidated results of operations subsequent to February 3, 2025, other than operating the PSA Sites for the term of the PSA.

The following unaudited pro forma condensed consolidated statements of operations of Goodyear for the year ended December 31, 2023, and for the nine months ended September 30, 2024, are presented as if the divestiture occurred as of January 1, 2023 and give effect to the elimination of the net assets and historical financial results of the OTR tire business due to the divestiture, as well as other pro forma adjustments, as described herein. These adjustments also reflect the impact of the PSA and License, which will have a continuing impact on Goodyear’s results based on the terms of the agreements.

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2024 is presented as if the divestiture had occurred as of September 30, 2024.

Goodyear prepares its financial statements in accordance with U.S. Generally Accepted Accounting Principles. The following unaudited pro forma condensed consolidated financial statements are based on information currently available including certain assumptions which are subject to change and certain estimates which may not be realized. They are for informational purposes only and are intended to represent what Goodyear’s financial position and results of operations might have been had the divestiture occurred on the dates indicated, but not to project Goodyear’s financial position or results of operations for any future date or period.

The information in the “Goodyear As Reported” columns in the following unaudited pro forma condensed consolidated financial statements was derived from Goodyear’s historical consolidated financial statements for the periods and as of the date presented.

The following unaudited pro forma condensed consolidated financial statements and their accompanying notes should be read in conjunction with the consolidated financial statements, their accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2023 and Goodyear’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024.

The information presented as the “Removal of OTR Business” in the unaudited pro forma condensed consolidated financial statements:

•

reflects the elimination of the net assets and historical financial performance of the OTR tire business in accordance with rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”)

•	does not reflect what the OTR tire business’ results of operations would have been on a standalone basis, and

•	is not intended to represent Goodyear’s future capitalization or results of operations.

The information presented as “Transaction Accounting Adjustments” in the unaudited pro forma condensed consolidated financial statements reflects additional transaction accounting adjustments which have been made in accordance with SEC rules and are further described in the accompanying notes.

The unaudited pro forma condensed consolidated financial statements have not been adjusted to reflect Goodyear’s potential dis-synergies or stranded costs that could result from the divestiture or transactions the Company expects from the impact of a transition services agreement (“TSA”) entered into with Yokohama at the time of the divestiture since the impacts are not material to the overall transaction and expected to be short term in nature.

THE GOODYEAR TIRE & RUBBER COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

(In millions, except per share amounts)	Goodyear (As Reported)	Removal of OTR Business	Note		Transaction Accounting Adjustments	Note		Goodyear Pro Forma
Net Sales	$13,931	$(428)	3	(a)	$260	4	(a)	$13,763
Cost of Goods Sold	11,218	(336)	3	(b)	246	4	(b)	11,128
Selling, Administrative and General Expense	2,090	(9)	3	(c)	—			2,081
Intangible Asset Impairment	125	—			—			125
Rationalizations	52	—			—			52
Interest Expense	391	—			(55)	4	(c)	336
Other (Income) Expense	(8)	—			(7)	4	(d)	(15)

Income (Loss) before Income Taxes	63	(83)			76			56
United States and Foreign Tax Expense (Benefit)	75	(22)	3	(d)	20	4	(e)	73

Net Income (Loss)	(12)	(61)			56			(17)
Less: Minority Shareholders’ Net Income (Loss)	(6)	—			—			(6)

Goodyear Net Income (Loss)	$(6)	$(61)			$56			$(11)

Goodyear Net Income (Loss) — Per Share of Common Stock
Basic	$(0.02)							$(0.04)

Weighted Average Shares Outstanding	286							286
Diluted	$(0.02)							$(0.04)

Weighted Average Shares Outstanding	286							286

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

THE GOODYEAR TIRE & RUBBER COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

(In millions, except per share amounts)	Goodyear (As Reported)	Removal of OTR Business	Note		Transaction Accounting Adjustments	Note		Goodyear Pro Forma
Net Sales	$20,066	$(671)	3	(a)	$378	4	(a)	$19,773
Cost of Goods Sold	16,557	(535)	3	(b)	359	4	(b)	16,381
Selling, Administrative and General Expense	2,814	(12)	3	(c)	—			2,802
Goodwill Impairment	230	—			—			230
Rationalizations	502	—			—			502
Interest Expense	532	—			(73)	4	(c)	459
Other (Income) Expense	108	—			(9)	4	(d)	99

Income (Loss) before Income Taxes	(677)	(124)			101			(700)
United States and Foreign Tax Expense (Benefit)	10	(32)	3	(d)	26	4	(e)	4

Net Income (Loss)	(687)	(92)			75			(704)
Less: Minority Shareholders’ Net Income (Loss)	2	—			—			2

Goodyear Net Income (Loss)	$(689)	$(92)			$75			$(706)

Goodyear Net Income (Loss) — Per Share of Common Stock
Basic	$(2.42)							$(2.48)

Weighted Average Shares Outstanding	285							285
Diluted	$(2.42)							$(2.48)

Weighted Average Shares Outstanding	285							285

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

THE GOODYEAR TIRE & RUBBER COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2024

(In millions, except share data)	Goodyear (As Reported)	Removal of OTR Business	Note		Transaction Accounting Adjustments	Note		Goodyear Pro Forma
Assets:
Current Assets:
Cash and Cash Equivalents	$905	$882	5	(a)	$(882)	6	(a)	$905
Accounts Receivable	3,380	—			—			3,380
Inventories	3,812	—			—			3,812
Assets Held for Sale	495	(495)	5	(b)	—			—
Prepaid Expenses and Other Current Assets	309	—			—			309

Total Current Assets	8,901	387			(882)			8,406
Goodwill	759	—			—			759
Intangible Assets	814	—			—			814
Deferred Income Taxes	1,662	48	5	(c)	—			1,710
Other Assets	1,147	—			—			1,147
Operating Lease Right-of-Use Assets	981	—			—			981
Property, Plant and Equipment, less Accumulated Depreciation	8,285	—			—			8,285

Total Assets	$22,549	$435			$(882)			$22,102

Liabilities:
Current Liabilities:
Accounts Payable — Trade	$4,050	$—			$—			$4,050
Compensation and Benefits	685	—			—			685
Other Current Liabilities	1,261	38	5	(d)	(16)	6	(b)	1,283
Notes Payable and Overdrafts	587	(107)	5	(e)	—			480
Operating Lease Liabilities due Within One Year	202	—			—			202
Long Term Debt and Finance Leases due Within One Year	1,013	—			(500)	6	(c)	513

Total Current Liabilities	7,798	(69)			(516)			7,213
Operating Lease Liabilities	829	—			—			829
Long Term Debt and Finance Leases	7,428	107	5	(e)	(366)	6	(d)	7,169
Compensation and Benefits	877	—			—			877
Deferred Income Taxes	103	—			—			103
Other Long Term Liabilities	610	157	5	(f)	—			767

Total Liabilities	17,645	195			(882)			16,958
Commitments and Contingent Liabilities
Shareholders’ Equity:
Goodyear Shareholders’ Equity:
Common Stock, no par value:
Authorized, 450 million shares, Outstanding shares — 285 million in 2024	285	—			—			285
Capital Surplus	3,152	—			—			3,152
Retained Earnings	5,080	235	5	(g)	—			5,315
Accumulated Other Comprehensive Loss	(3,772)	5	5	(h)	—			(3,767)

Goodyear Shareholders’ Equity	4,745	240			—			4,985
Minority Shareholders’ Equity — Nonredeemable	159	—			—			159

Total Shareholders’ Equity	4,904	240			—			5,144

Total Liabilities and Shareholders’ Equity	$22,549	$435			$(882)			$22,102

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

THE GOODYEAR TIRE & RUBBER COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

(1)	Description of the Sale

On February 3, 2025, Goodyear completed the sale of its OTR tire business to Yokohama pursuant to the terms of the Agreement dated as of July 22, 2024. The OTR tire business includes 100% of the equity of NGT and GEM, as well as certain assets and liabilities of the OTR tire business (primarily consisting of production and research and development assets and finished goods inventory) that are located in various countries in each of Goodyear’s strategic business units. Pursuant to the Agreement, Yokohama acquired the Company’s OTR tire business for a purchase price of approximately $905 million in cash, subject to customary adjustments set forth in the Agreement. Goodyear intends to use the cash proceeds to retire indebtedness and for other general corporate purposes. In conjunction with the sale of the OTR tire business, the Company entered into a PSA with Yokohama for the production of certain OTR tires currently manufactured at the PSA Sites. The Company has deferred approximately $95 million of the purchase price as a prepayment of revenue that is expected to be earned over the term of the PSA as the PSA specifies the selling price to Yokohama is at cost. The Company has also entered into the License with Yokohama for the use of the Goodyear name with respect to OTR products for an initial period of ten years. The Company has deferred $90 million of the purchase price for the License.

Upon the closing of the sale, Goodyear and Yokohama entered into a PSA and TSA pursuant to which Goodyear will manufacture certain OTR products and provide services, respectively, in each case to support the transition of the OTR tire business. The PSA requires Goodyear to manufacture OTR tires at the PSA Sites for up to five years, with an option to extend for an additional two years. The terms of services to be provided under the TSA generally range from 12-18 months, subject to each party’s right to extend the term of certain services for an additional period of up to six months and to terminate early the term of any services, in each case, subject to the terms and conditions of the TSA. The estimated impact of the PSA and the License are included in the Company’s unaudited pro forma financial statements as described in the notes below. There are no adjustments included for the TSA since the impacts are not material to the overall transaction and expected to be short term in nature.

(2)	Basis of Presentation

The Company’s unaudited pro forma condensed consolidated financial statements have been prepared by management pursuant to Article 11 of Regulation S-X.

The unaudited pro forma condensed consolidated statements of operations have been prepared to give effect to the sale as if it occurred on January 1, 2023, the first day of fiscal 2023. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2024, has been prepared to give effect to the divestiture of the assets and liabilities of the OTR tire business as if the sale occurred on September 30, 2024.

The information presented as “Removal of OTR Business” in the unaudited pro forma condensed consolidated financial statements reflects the elimination of the net assets and historical financial performance of the OTR tire business in accordance with SEC rules and regulations.

The information presented as the “Removal of OTR Business” in the unaudited pro forma condensed consolidated financial statements:

•	reflects the elimination of the net assets and historical financial performance of the OTR tire business in accordance with rules and regulations of the SEC

•	does not reflect what the OTR tire business’ results of operations would have been on a standalone basis, and

•	is not intended to represent Goodyear’s future capitalization or results of operations.

The information presented as “Transaction Accounting Adjustments” in the unaudited pro forma condensed consolidated financial statements reflects additional transaction accounting adjustments which have been made in accordance with SEC rules and are further described in the notes below.

The unaudited pro forma condensed consolidated financial statements have not been adjusted to reflect Goodyear’s potential dis-synergies or stranded costs that could result from the divestiture or transactions the Company expects from the impact of the TSA since the impacts are not material to the overall transaction and expected to be short term in nature.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the financial position or the financial results that may be attained in the future.

Amounts in these unaudited pro forma condensed consolidated financial statements are denominated in U.S. dollars.

(3)	Removal of OTR Business from the Condensed Consolidated Statements of Operations

The Removal of OTR Business represents the elimination of the OTR tire business’ historical impact on Goodyear’s consolidated results. The Removal of OTR Business does not reflect any allocation of corporate support or research and development costs that are expected to be retained by Goodyear. The elimination of the OTR tire business’ historical results do not reflect what the OTR tire business’ results of operations would have been on a standalone basis and is not intended to represent how the future operations of Goodyear will be impacted by the disposition. Explanations of the Removal of OTR Business adjustments in the pro forma statements of operations are as follows:

(a) Net Sales – These amounts represent the net sales of the OTR tire business for the nine months ended September 30, 2024 and the year ended December 31, 2023.

(b) Cost of Goods Sold – These amounts represent the cost of goods sold associated with the net sales described above.

(c) Selling, Administrative and General Expense – These amounts represent direct expenses that are associated with the OTR tire business for the nine months ended September 30, 2024 and for the year ended December 31, 2023.

(d) United States and Foreign Tax Expense (Benefit) – These amounts represent an estimate of the tax impact on income before income taxes of the divestiture of the OTR tire business. In determining the tax rate to apply for the adjustments under the “Removal of OTR Business” heading, the Company used the blended statutory income tax rate in effect for the periods presented representing the statutory income tax rate for the countries in which the OTR tire business operates. The blended statutory tax rate was 26% for the nine months ended September 30, 2024 and for the year ended December 31, 2023.

(4)	Transaction Accounting Adjustments to the Condensed Consolidated Statements of Operations

(a) Net Sales – In accordance with the PSA, Goodyear will continue to manufacture OTR tires at the PSA Sites and supply them to Yokohama for a period of up to five years, with an option for the parties to extend for an additional two years. These amounts estimate the impact to net sales from the PSA including the recognition of revenue deferred from the proceeds received at the time of the sale of the OTR tire business.

(b) Cost of Goods Sold – These amounts represent the cost of goods sold associated with the net sales under the PSA described above.

(c) Interest Expense – These amounts represent a reduction of interest expense as a result of the planned repayment of long term debt that includes the redemption of the remaining $500 million of 9.5% Senior Notes Due 2025 (“9.5% Notes”) and the repayment of $366 million of outstanding borrowings under the Company’s $2.75 billion first lien revolving credit facility from the transaction proceeds. See Note 6 for additional information. This reduction is partially offset by the accretion of deferred revenue.

(In millions)	Nine Months Ended September 30, 2024	Year Ended December 31, 2023
Interest Expense:
Reduction of Interest Expense	$(59)	$(80)
Accretion Expense of Deferred Revenue	4	7

Total Interest Expense	$(55)	$(73)

(d) Other (Income) Expense – Represents the amortization of the $90 million License on a straight-line basis over a ten year period.

(e) United States and Foreign Tax Expense (Benefit) – These amounts represent an estimate of the tax impact of the Transaction Accounting Adjustments described above. In determining the tax rate to apply for the adjustments under the “Transaction Accounting Adjustments” heading, the Company used the blended statutory income tax rate in effect for the periods presented representing the statutory income tax rate for the countries in which the PSA is anticipated to operate and the location of the Transaction Accounting Adjustments. The blended statutory tax rate is estimated to be 26% for the nine months ended September 30, 2024 and for the year ended December 31, 2023.

(5)	Removal of OTR Business from the Condensed Consolidated Balance Sheet

Explanations of the adjustments to the unaudited pro forma balance sheet are as follows:

(a) Cash and Cash Equivalents – Represents the net cash anticipated to be received as a result of the transaction net of transaction costs, including investment banking, legal and advisory fees, as well as costs for associates terminated and conveyed to Yokohama in conjunction with the transaction.

(In millions)	September 30, 2024
Cash and Cash Equivalents:
Transaction Proceeds	$905
Transaction Costs	(23)

Total Cash and Cash Equivalents	$882

(b) Assets Held for Sale – In the accompanying Goodyear historical balance sheet as of September 30, 2024, the assets and liabilities of the OTR tire business have been classified as held for sale and have been measured at carrying value as the Company expects to report a net gain on the transaction. The assets of the OTR tire business are the only assets held for sale by Goodyear as of this date.

(c) Deferred Income Taxes – This amount represents the income tax effect on the deferred revenue under the PSA and License as a result of the transaction. The blended statutory tax rate of 26% represents an allocation of the deferred revenue under the PSA and License among the country locations that will generate revenue under the PSA and License on a weighted average basis as a result of the transaction.

(d) Other Current Liabilities – Other Current Liabilities consists of the removal of $56 million of liabilities held for sale, the addition of income taxes payable related to the gain on the transaction of $66 million, the addition of $19 million of estimated deferred revenue to be recognized by Goodyear in the first year of the PSA and the addition of $9 million of deferred income related to the License.

(e) Notes Payable and Overdrafts and Long Term Debt and Finance Leases – These amounts represent the reclassification of third party debt of NGT required to be repaid by Goodyear prior to the close of the transaction per the terms of the Agreement. Goodyear anticipates funding this repayment with an incremental borrowing on its $2.75 billion first lien revolving credit facility.

(f) Other Long Term Liabilities – Represents the long term portion of estimated deferred revenue totaling $76 million anticipated to be recognized by Goodyear after the first year of the PSA, recorded on a discounted basis, and deferred income related to the License of $81 million.

(g) Retained Earnings – This amount represents the net gain estimated to be realized from the transaction and tax impact of the deferred revenue as follows:

(In millions)	September 30, 2024
Retained Earnings:
Gain on Transaction:
Transaction proceeds	$905
Less: Estimated transaction costs	(23)

Net Transaction proceeds	882
Less: Net assets, liabilities and accumulated other comprehensive loss of OTR tire business	(444)
Estimated allocations of consideration
Amount allocated to License	(90)
Amount allocated to deferred revenue	(95)

Estimated Gain on Transaction before Income Taxes	253
Income Tax Expense	66

Estimated Gain on Transaction after Income Taxes	187
Estimated income tax on allocations to License and deferred revenue	48

Total Retained Earnings	$235

(h) Accumulated Other Comprehensive Loss - reflects currency translation gains in the amount of $5 million directly attributable to the OTR tire business that were reclassified from Accumulated Other Comprehensive Loss to the Statement of Operations associated with shares of the entities sold to Yokohama in the transaction.

(6)	Transaction Accounting Adjustments to the Condensed Consolidated Balance Sheet

(a) Cash and Cash Equivalents – Adjustment reflects the use of cash to repay certain Long Term Debt and Finance Leases due Within One Year of $500 million for the Company’s outstanding 9.5% Notes and certain Long Term Debt and Finance Leases of $366 million outstanding on the Company’s first lien revolving credit facility and accrued interest of $16 million. On July 22, 2024, the Company entered into a commitment letter (the “Commitment Letter”) to provide the Company a 364-day senior unsecured committed credit facility in an aggregate principal amount not to exceed $500 million (the “Committed Credit Facility”). If drawn, borrowings under the Committed Credit Facility would be required to be used solely to redeem the Company’s remaining outstanding 9.5% Notes. The aggregate commitments under the Commitment Letter for the Committed Credit Facility would be reduced by the amount of any proceeds received by the Company in respect of certain asset sales, including the sale of the OTR tire business. As the Committed Credit Facility is no longer available due to the receipt of the proceeds from the sale of the OTR tire business, the Company intends to redeem the remaining 9.5% Notes before their maturity date. The Company intends to use the remaining cash proceeds to repay $366 million of outstanding borrowings under the Company’s first lien revolving credit facility.

(b) Other Current Liabilities – Represents accrued and unpaid interest on the $500 million of 9.5% Notes and on $366 million of outstanding borrowings under the Company’s first lien revolving credit facility.

(c) Long Term Debt and Finance Leases due Within One Year – Represents the redemption of the remaining $500 million of 9.5% Notes.

(d) Long Term Debt and Finance Leases – Represents the repayment of $366 million of outstanding borrowings under the Company’s first lien revolving credit facility.